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                                                                    EXHIBIT 4.10

March 17, 1998

TO: ALL HOLDERS OF $1,775,000 PRINCIPAL AMOUNT OF 12% SUBORDINATED CONVERTIBLE DEBENTURES OF ROLLERBALL INTERNATIONAL INC.

Dear Debentureholder:

         This letter has been forwarded to all investors who purchased the Company's 12% Subordinated Convertible Debentures ("Debentures") in August 1996 to September 1996. We again would like to thank you for your patience over the last few months as we work towards bringing the Company to its initial public offering through Auerbach, Pollak & Richardson, Inc. as underwriter.

         THIS LETTER SUPERSEDES AND REPLACES ALL PRIOR WAIVER LETTERS RECEIVED BY DEBENTURE HOLDERS.

         AS PREVIOUSLY ADVISED, THE COMPANY DOES NOT HAVE THE ABILITY AT THIS TIME TO REPAY THE DEBENTURES IN CASH. FURTHERMORE, IT IS DOUBTFUL THAT THE PUBLIC OFFERING CAN BE CONSUMMATED UNLESS THE HOLDERS OF THE DEBENTURES AGREE TO ACCEPT PAYMENT, AS ORIGINALLY CONTEMPLATED UNDER THE DEBENTURES, IN THE FORM OF COMMON STOCK AND WAIVE ALL DEFAULTS.

         THIS LETTER WILL CONFIRM THE COMPANY'S AGREEMENT WITH YOU AS FOLLOWS:

         1. to reduce the conversion rate of the Debenture from 80% to 75% of the price of the common stock in the public offering;

         2. to reduce the exercise price of the Warrant from 120% to 100% of the offering price of the common stock;

         3.       to extend the maturity date to April 30, 1998; and

         4. to increase the interest rate to 18% from 12% for the period from November 1, 1997 through the date of payment.

         PLEASE EXECUTE THIS LETTER BELOW TO INDICATE YOUR WAIVER OF ALL DEFAULTS, AGREEMENT TO EXTEND THE REPAYMENT PERIOD, ACCEPTANCE OF COMMON STOCK AS PAYMENT OF ALL PRINCIPAL OF THE DEBENTURE AND AMENDED TERMS OF THE DEBENTURE AND WARRANT. THE LETTER SHOULD BE FAXED TO OUR COUNSEL AT (212) 557-0295 OR OUR OFFICE (310) 275-3081 AS SOON AS POSSIBLE.



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         You may contact Ken Teasdale at the Company, or our counsel, Mr. Brian
Daughney at (212) 599- 3322 with any questions

                                               Very Truly Yours,

                                               ROLLERBALL INTERNATIONAL INC.



THE UNDERSIGNED HEREBY AGREES TO A WAIVER OF ALL DEFAULTS AND AGREES TO AN EXTENSION OF THE MATURITY DATE UNTIL THE EARLIER OF (A) CONSUMMATION OF THE PUBLIC OFFERING OR (B) APRIL 30, 1998. THE UNDERSIGNED ALSO AGREES TO ACCEPT FULL PAYMENT OF THE PRINCIPAL AMOUNT OF DEBENTURES IN COMMON STOCK OF THE COMPANY AT THE CONVERSION RATE OF 75% OF THE PUBLIC OFFERING PRICE AND THE OTHER TERMS OUTLINED ABOVE.

PLEASE SIGN BELOW IN THE NAME OF THE HOLDERS OF THE DEBENTURE AS EITHER AN INDIVIDUAL OR ENTITY.

A. INDIVIDUALS


DATED:____________________. 1998
                                       ---------------------------
                                                      Signature


                                                      --------------------------
                                                      Print Name

B. CORPORATIONS/TRUSTS/PARTNERSHIPS

DATE:_______________, 1998                   ______________________________
                                             Name of Entity


                                             By:____________________________
                                                      Name:
                                                      Title: